Investors and Media:
Shantanu Agrawal
(630) 824-1907

SUNCOKE ENERGY, INC. REPORTS RECORD THIRD QUARTER 2022 RESULTS

•Third quarter 2022 net income attributable to SXC was $41.4 million, or $0.49 per share; Year-to-date net income attributable to SXC was $88.9 million, or $1.05 per share

•Adjusted EBITDA(1) for the quarter was a record $83.7 million, an increase of $9.8 million versus the prior year period; Year-to-date 2022 Adjusted EBITDA was $238.8 million

•SunCoke's Board of Directors approved a capital project that will enable our Jewell facility to produce 100% foundry coke, while maintaining flexibility to shift between blast and foundry coke production
•Expect to surpass our full year 2022 Adjusted EBITDA guidance high end of $285 million, mainly driven by higher margins on export coke sales

LISLE, Ill. (October 31, 2022) - SunCoke Energy, Inc. (NYSE: SXC) today reported record third quarter 2022 results, reflecting continued strong financial performance in our Domestic Coke and Logistics segments.

"Our Domestic Coke business performed at exceptionally high levels during the quarter which allowed the company to fully realize the benefits of a strong export coke market. Our Logistics segment continued to deliver solid results, with higher volumes and favorable pricing. Additionally, we are excited to announce the foundry expansion project at our Jewell facility which will enable us to further build upon our success in the foundry markets," said Mike Rippey, President and Chief Executive Officer of SunCoke Energy, Inc. "Recognizing our record year-to-date financial performance, we now expect to surpass the full year Adjusted EBITDA guidance high end of $285 million."

THIRD QUARTER CONSOLIDATED RESULTS

Three Months Ended September 30,
(Dollars in millions)	2022	2021	Increase
Revenues	$ 516.8	$ 366.5	$ 150.3
Net (loss) income attributable to SXC	$ 41.4	$ 23.0	$ 18.4
Adjusted EBITDA(1)	$ 83.7	$ 73.9	$ 9.8
(1)See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues in the third quarter of 2022 increased $150.3 million as compared to the same prior year period, primarily reflecting the pass-through of higher coal prices and favorable export coke pricing.

Net income attributable to SXC increased $18.4 million from the same prior year period as a result of favorable operating results discussed below. Additionally, during the third quarter of 2022 the Company recorded deferred tax benefits of $15.9 million as a result of the release of a valuation allowance established on the deferred tax assets attributable to existing foreign tax credit carryforwards and the recognition of research and development credits.

Adjusted EBITDA increased $9.8 million as compared to the same prior year period, primarily as a result of higher margins on export sales.

THIRD QUARTER SEGMENT RESULTS

Domestic Coke
Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2022	2021	Increase (decrease)
Revenues	$ 487.7	$ 340.3	$ 147.4
Adjusted EBITDA(1)	$ 76.6	$ 65.1	$ 11.5
Sales volumes (thousands of tons)	1,022	1,056	(34)
Adjusted EBITDA per ton(2)	$ 74.95	$ 61.65	$ 13.30
(1)See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues increased $147.4 million as compared to the same prior year period primarily reflecting the pass-through of higher coal prices and favorable export coke pricing.
Adjusted EBITDA increased $11.5 million as compared to the same prior year period largely due to higher margins on export sales.

Logistics
Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal ("CMT"), Lake Terminal, Kanawha River Terminals (“KRT”) and Dismal River Terminal (“DRT”).

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2022	2021	Increase (decrease)
Revenues	$ 20.2	$ 17.0	$ 3.2
Intersegment sales	$ 7.4	$ 6.3	$ 1.1
Adjusted EBITDA(1)	$ 12.9	$ 11.6	$ 1.3
Tons handled (thousands of tons)	5,721	4,940	781
(1)See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues and Adjusted EBITDA increased by $3.2 million and $1.3 million, respectively, as compared to the same prior year period driven by higher transloading volumes across the terminals and favorable pricing.

Brazil Coke
Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.
Revenues were $8.9 million during the third quarter 2022, which was comparable to revenues of $9.2 million in the third quarter 2021.
Adjusted EBITDA was $3.3 million during the third quarter 2022, which was $1.2 million lower than adjusted EBITDA of $4.5 million in the third quarter 2021, primarily due to the absence of production bonuses for meeting certain volume targets.

Corporate and Other
Corporate and other expenses, which include activity from our legacy coal mining business, was $9.1 million during third quarter 2022, $1.8 million higher than expense of $7.3 million during third quarter 2021 driven primarily by higher employee related expenses and higher professional services.

2022 OUTLOOK

Our 2022 guidance (revised in August 2022) is based on higher export margins in our Domestic Coke plants and the API2 price adjustment benefit at CMT.

Our 2022 revised guidance is as follows:
•Domestic Coke total production is expected to be approximately 4.1 million tons
•Consolidated Adjusted EBITDA is expected to surpass the guidance high end of $285 million
•Capital expenditures are projected to be approximately $80 million
•Cash generated by operations is estimated to be between $200 million to $215 million
•Cash taxes are projected to be $12 million to $14 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-888-660-6347 in the U.S. or 1-929-201-6594 if outside the U.S., confirmation code 36382.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke's website at http://www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

DEFINITIONS

•Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt and transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP. Additionally, other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
•Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this presentation, see SunCoke's Securities and Exchange Commission filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com. All forward-looking statements included in this presentation are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this presentation also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the earnings release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of the earnings release except as required by applicable law.

In addition, this press release contains certain non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release.

SunCoke Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$ 516.8	$ 366.5	$ 1,458.5	$ 1,090.7
Costs and operating expenses
Cost of products sold and operating expenses	413.4	277.3	1,163.2	829.9
Selling, general and administrative expenses	20.1	15.3	57.9	48.3
Depreciation and amortization expense	35.7	32.5	106.7	99.0
Total costs and operating expenses	469.2	325.1	1,327.8	977.2
Operating income	47.6	41.4	130.7	113.5
Interest expense, net	8.0	7.9	24.3	34.8
Loss on extinguishment of debt	—	—	—	31.9
Income before income tax (benefit) expense	39.6	33.5	106.4	46.8
Income tax (benefit) expense	(2.9)	9.4	14.3	12.0
Net income	42.5	24.1	92.1	34.8
Less: Net income attributable to noncontrolling interests	1.1	1.1	3.2	4.1
Net income attributable to SunCoke Energy, Inc.	$ 41.4	$ 23.0	$ 88.9	$ 30.7
Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$ 0.49	$ 0.28	$ 1.06	$ 0.37
Diluted	$ 0.49	$ 0.27	$ 1.05	$ 0.37
Weighted average number of common shares outstanding:
Basic	83.9	83.0	83.8	83.0
Diluted	84.7	83.8	84.5	83.6

SunCoke Energy, Inc.
Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$ 59.3	$ 63.8
Receivables, net	118.7	77.6
Inventories	204.9	127.0
Other current assets	6.4	3.5
Total current assets	389.3	271.9
Properties, plants and equipment (net of accumulated depreciation of $1,248.9 million and $1,160.1 million at September 30, 2022 and December 31, 2021, respectively)	1,238.9	1,287.9
Intangible assets, net	33.7	35.2
Deferred charges and other assets	17.9	20.4
Total assets	$ 1,679.8	$ 1,615.4
Liabilities and Equity
Accounts payable	$ 153.0	$ 126.0
Accrued liabilities	55.0	52.4
Current portion of financing obligation	3.3	3.2
Interest payable	6.2	—
Income tax payable	2.4	0.6
Total current liabilities	219.9	182.2
Long-term debt and financing obligation	561.2	610.4
Accrual for black lung benefits	60.3	57.9
Retirement benefit liabilities	20.5	21.8
Deferred income taxes	170.8	169.0
Asset retirement obligations	12.4	11.6
Other deferred credits and liabilities	23.1	27.1
Total liabilities	1,068.2	1,080.0
Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 98,806,795 and 98,496,809 shares at September 30, 2022 and December 31, 2021, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both September 30, 2022 and December 31, 2021	(184.0)	(184.0)
Additional paid-in capital	726.4	721.2
Accumulated other comprehensive loss	(16.4)	(16.7)
Retained earnings (deficit)	48.5	(23.4)
Total SunCoke Energy, Inc. stockholders’ equity	575.5	498.1
Noncontrolling interest	36.1	37.3
Total equity	611.6	535.4
Total liabilities and equity	$ 1,679.8	$ 1,615.4

SunCoke Energy, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2022	2021

	(Dollars in millions)
Cash Flows from Operating Activities
Net income	$ 92.1	$ 34.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	106.7	99.0
Deferred income tax expense	1.8	5.8
Share-based compensation expense	5.0	4.3
Loss on extinguishment of debt	—	31.9
Changes in working capital pertaining to operating activities:
Receivables, net	(44.7)	(13.8)
Inventories	(77.8)	(3.4)
Accounts payable	26.5	13.3
Accrued liabilities	2.4	0.2
Interest payable	6.2	4.7
Income taxes	1.8	5.0
Other	0.6	2.2
Net cash provided by operating activities	120.6	184.0
Cash Flows from Investing Activities
Capital expenditures	(55.7)	(52.1)
Other investing activities	3.6	—
Net cash used in investing activities	(52.1)	(52.1)
Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	—	500.0
Repayment of long-term debt	—	(609.3)
Proceeds from revolving facility	450.0	581.1
Repayment of revolving facility	(498.0)	(567.4)
Repayment of financing obligation	(2.4)	(2.2)
Debt issuance costs	—	(12.0)
Dividends paid	(16.9)	(15.1)
Cash distribution to noncontrolling interests	(4.4)	—
Other financing activities	(1.3)	(0.8)
Net cash used in financing activities	(73.0)	(125.7)
Net (decrease) increase in cash and cash equivalents	(4.5)	6.2
Cash and cash equivalents at beginning of period	63.8	48.4
Cash and cash equivalents at end of period	$ 59.3	$ 54.6
Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of zero and $0.4 million, respectively	$ 15.4	$ 26.6
Income taxes paid, net of refunds of zero and $2.9 million, respectively	$ 10.8	$ 1.3

SunCoke Energy, Inc.
Segment Financial and Operating Data

The following tables set forth financial and operating data for the three and nine months ended September 30, 2022 and 2021, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$ 487.7	$ 340.3	$ 1,371.8	$ 1,014.2
Brazil Coke	8.9	9.2	27.9	26.7
Logistics	20.2	17.0	58.8	49.8
Logistics intersegment sales	7.4	6.3	22.2	20.3
Elimination of intersegment sales	(7.4)	(6.3)	(22.2)	(20.3)
Total sales and other operating revenues	$ 516.8	$ 366.5	$ 1,458.5	$ 1,090.7
Adjusted EBITDA(1):
Domestic Coke	$ 76.6	$ 65.1	$ 216.9	$ 190.0
Brazil Coke	3.3	4.5	11.4	13.0
Logistics	12.9	11.6	38.0	33.9
Corporate and Other, net	(9.1)	(7.3)	(27.5)	(24.4)
Total Adjusted EBITDA	$ 83.7	$ 73.9	$ 238.8	$ 212.5
Coke Operating Data:
Domestic Coke capacity utilization(2)	101%	100%	100%	101%
Domestic Coke production volumes (thousands of tons)	1,028	1,041	3,000	3,131
Domestic Coke sales volumes (thousands of tons)	1,022	1,056	2,991	3,157
Domestic Coke Adjusted EBITDA per ton(3)	$ 74.95	$ 61.65	$ 72.52	$ 60.18
Brazilian Coke production—operated facility (thousands of tons)	383	426	1,208	1,268
Logistics Operating Data:
Tons handled (thousands of tons)	5,721	4,940	16,766	15,344
(1)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(3)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in millions)
Net income attributable to SunCoke Energy, Inc.	$ 41.4	$ 23.0	$ 88.9	$ 30.7
Add: Net income attributable to noncontrolling interests	1.1	1.1	3.2	4.1
Net income	$ 42.5	$ 24.1	$ 92.1	$ 34.8
Add:
Depreciation and amortization expense	35.7	32.5	106.7	99.0
Interest expense, net	8.0	7.9	24.3	34.8
Loss on extinguishment of debt	—	—	—	31.9
Income tax (benefit) expense	(2.9)	9.4	14.3	12.0
Transaction costs(1)	0.4	—	1.4	—
Adjusted EBITDA	$ 83.7	$ 73.9	$ 238.8	$ 212.5
Subtract: Adjusted EBITDA attributable to noncontrolling interests(2)	2.1	2.1	6.2	7.0
Adjusted EBITDA attributable to SunCoke Energy, Inc.	$ 81.6	$ 71.8	$ 232.6	$ 205.5
(1)Costs incurred as part of the granulated pig iron project with U.S. Steel.
(2)Reflects noncontrolling interest in Indiana Harbor.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Estimated 2022 Net Income
to Estimated Consolidated Adjusted EBITDA

	2022
	Low	High
	(Dollars in millions)
Net income	$ 73	$ 92
Add:
Depreciation and amortization expense	145	140
Interest expense, net	33	31
Income tax expense	16	20
Transaction costs(1)	3	2
Adjusted EBITDA	$ 270	$ 285
Subtract: Adjusted EBITDA attributable to noncontrolling interest(1)	9	9
Adjusted EBITDA attributable to SunCoke Energy, Inc.	$ 261	$ 276
(1)Costs incurred as part of the granulated pig iron project with U.S. Steel.
(2)Reflects noncontrolling interest in Indiana Harbor.